UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address of principal executive offices, including zip code)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 15, 2012, Autoliv, Inc. (the “Company”) successfully completed the remarketing of $106,273,000 aggregate principal amount of the Company’s 8% Senior Notes due 2014 (the “Remarketing”), which were originally issued as components of the equity units issued by the Company in March 2009. As a result of the Remarketing, the interest coupon of the senior notes was reset to 3.854%.

The Company previously filed with the Securities and Exchange Commission a final prospectus supplement, dated March 12, 2012, and a prospectus, dated March 7, 2012, related to the offering of the Company’s 3.854% Senior Notes due 2014 (the “3.854% Senior Notes”) in connection with the Remarketing. The prospectus and prospectus supplement form a part of, and the offering of the 3.854% Senior Notes was registered under, the Company’s registration statement on Form S-3 (Registration No. 333-179948).

This Current Report on Form 8-K is being filed to satisfy the requirement to file as exhibits (i) copies of certain documents executed in connection with Remarketing (including a remarketing agreement filed as Exhibit 1.1 and a second supplemental indenture filed as Exhibit 4.1) and (ii) an opinion regarding the legality of the 3.854% Senior Notes (filed as Exhibit 5.1). A copy of the press release issued by the Company announcing the successful Remarketing is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

1.1	Remarketing Agreement, dated as of February 9, 2012, among the Company, Morgan Stanley & Co. LLC, as remarketing agent, and U.S. Bank National Association, as purchase contract agent and as attorney-in-fact of the holders of the purchase contracts.

4.1	Second Supplemental Indenture, dated as of March 15, 2012, between Autoliv, Inc. and U.S. Bank National Association, as trustee.

5.1	Opinion of Alston & Bird LLP, dated March 15, 2012.

23.1	Consent of Alston & Bird LLP (contained in Exhibit 5.1 hereto).

99.1	Press Release of Autoliv, Inc. dated March 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOLIV, INC.

Date: March 15, 2012

	By:	/s/ Lars A. Sjöbring
	Name:	Lars A. Sjöbring
	Title:	Group Vice President – Legal Affairs General Counsel and Secretary